ADDENDUM TO THE CHANGE-IN-CONTROL SEVERANCE AGREEMENT
This Addendum to the Change-in-Control Severance Agreement is made and entered into between Norwood Financial Corp. (the "Company"), Wayne Bank ("Bank") and William S. Lance (the "Executive") as of this 16th day of January, 2018.
WHEREAS, the Company, the Bank and the Executive have previously entered into a Change-in-Control Severance Agreement, dated March 2, 2010 (the "Agreement"), providing for the payment of severance benefits to the Executive in the event of a change-in-control of the Company and the Bank; and
WHEREAS, The Agreement is scheduled to expire on March 2, 2018, and the parties desire to extend the term of the Agreement for a new five year period; and
WHEREAS, Section 13 of the Agreement provides that amendments to the Agreement may be made in writing and signed by all parties,
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged:
1. Section 5 of the Agreement is hereby amended by the inclusion of the following sentence at the end of Section 5, as follows:
"Notwithstanding anything herein to the contrary, the Term of this Agreement shall be extended for the period from March 2, 2018 through March 2, 2023, except as may be extended beyond that date by future action of the parties."
2. Except as set forth herein, such Agreement shall remain in full force and effect as in effect as of the date of this Addendum.
IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first hereinabove written.

Wayne Bank

By:	/s/ Lewis J. Critelli
Lewis J. Criteli
Its:	President and Chief Executive Officer

Norwood Financial Corp.

By:	/s/ Lewis J. Critelli
Lewis J. Critelli
Its:	President and Chief Executive Officer

/s/ William S. Lance
William S. Lance
Executive Vice President and
Chief Financial Officer